Exhibit 99.1

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

                                                                    Exhibit 99.1

                                  FOR IMMEDIATE RELEASE
                                  Thursday, July 28, 2005

                                  For further information contact:
                                  Anthony J.  Fabiano
                                  Senior Vice President, Chief Financial Officer and Corporate Secretary
                                  (914) 761-3636

                   SOUND FEDERAL BANCORP, INC. ANNOUNCES FIRST
                             FISCAL QUARTER EARNINGS

White Plains, New York (PR Newswire), Thursday, July 28, 2005 -- Sound Federal Bancorp, Inc. (Nasdaq National Market: "SFFS") (the "Company"), the holding company for Sound Federal Savings (the "Bank"), announced net income of $1.1 million or diluted earnings per share of $0.10 for the quarter ended June 30, 2005, as compared to $1.5 million or diluted earnings per share of $0.12 for the quarter ended June 30, 2004, a decrease of 24.9% in net income. The decrease in net income for the quarter is primarily attributable to a $678,000 increase in non-interest expense, partially offset by a $226,000 decrease in income tax expense and a $62,000 increase in net interest income.

Bruno J. Gioffre, Chairman of the Board, commented, "The results for the quarter ended June 30, 2005 reflect the continued pressures that the current yield curve has on our net interest margin. While the net interest margin decreased 19 basis points to 2.66% from the linked quarter, net interest income increased $62,000 to $6.5 million. This is a result of the continued growth of our loan portfolio and deposit base. Net loans increased 9.4% to $613.5 million. This growth was funded with a 7.0% increase in deposits to $890.2 million. We are pleased with the growth of our franchise and with the de novo strategy we have employed over the last two years. To position the Bank for the eventual steepening of the yield curve, we continue to pursue a strategy of originating adjustable-rate loans and investing in shorter-term or adjustable-rate securities. The increase in operating expenses generally accompanies and in our case reflects the growth of the franchise. Partly as a consequence thereof, operating expenses increased $678,000 or 15.8% in the quarter ended June 30, 2005 as compared to the same quarter in 2004. During that same time, total assets increased 16.0%. We realize that until the yield curve steepens, our net interest margin will continue to be under pressure. However, we believe that the growth of the Sound Federal franchise will continue to provide value for stockholders."

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

The Company's total assets amounted to $1.1 billion at June 30, 2005, as compared to $1.0 billion at March 31, 2005. The $53.9 million increase in assets primarily consisted of a $52.7 million increase in net loans to $613.5 million. Our asset growth was funded principally by a $58.4 million increase in deposits to $890.2 million.

Total stockholders' equity increased $924,000 to $128.1 million at June 30, 2005 as compared to $127.2 million at March 31, 2005. The increase reflects net income of $1.1 million and a decrease in accumulated other comprehensive loss of $1.2 million, partially offset by treasury stock purchases at a cost of $1.3 million and dividends paid of $758,000.

The accumulated other comprehensive loss of $1.5 million at June 30, 2005 represents the after-tax net unrealized loss on securities available for sale ($2.5 million pre-tax). The Company invests primarily in mortgage-backed securities guaranteed by Ginnie Mae, Fannie Mae and Freddie Mac, as well as U.S. Government and Agency securities. The unrealized losses at June 30, 2005 were caused by increases in market yields subsequent to purchase. There were no debt securities past due or securities for which the Company currently believes it is not probable that it will collect all amounts due according to the contractual terms of the security. Because the Company has the ability to hold securities with unrealized losses until a market price recovery (which, for debt securities may be until maturity), the Company did not consider these securities to be other-than-temporarily impaired at June 30, 2005.

Net interest income for the quarter ended June 30, 2005 remained relatively unchanged at $6.5 million as compared to the same quarter in 2004. Our net interest rate spread was 2.41% and 2.80% for the quarters ended June 30, 2005 and 2004, respectively. Our net interest margin for those respective periods was 2.66% and 3.02%. The decreases in interest rate spread and net interest margin are primarily the result of the effect of mortgage refinancings and lower returns on our investment portfolio as interest rates remained near 40-year lows. Since July 2004, the Federal Reserve raised the Federal funds rate by 225 basis points to 3.25%. However, long term rates have remained substantially unchanged, resulting in a flattening yield curve. As short-term interest rates increased, the cost of our interest-bearing liabilities increased faster than the yield on interest-earning assets which are affected by longer-term interest rates. The decrease in net interest rate spread and net interest margin was also a result of the decrease in the ratio of interest-earning assets to interest-bearing liabilities to 1.12x for the quarter ended June 30, 2005 from 1.14x for the same quarter in 2004, reflecting treasury stock purchases.

The provision for loan losses was $75,000 for the quarters ended June 30, 2005 and 2004. Non-performing loans amounted to $2.2 million or 0.36% of total loans at June 30, 2005, as compared to $1.7 million or 0.34% of total loans at June 30, 2004. At March 31, 2005, non-performing loans amounted to $580,000 or 0.10% of total loans. The increase in non-performing loans in the current quarter is due primarily to the delinquencies of two borrowers. The loans to these borrowers are secured by mortgages on single-family residences. The allowance for loan losses amounted to $3.1 million and $3.0 million at June 30, 2005 and March 31, 2005, respectively. There were no charge-offs or recoveries in the quarters ended June 30, 2005 and 2004. The increase in the allowance for loan losses is primarily due to an increase in the origination of adjustable rate mortgage loans, commercial mortgage loans and commercial loans (not secured by real estate) as well as overall portfolio growth.

Non-interest income totaled $369,000 and $352,000 for the quarters ended June 30, 2005 and 2004, respectively.

Non-interest expense totaled $5.0 million for the quarter ended June 30, 2005 as compared to $4.3 million for the quarter ended June 30, 2004. This increase is primarily due to increases of $415,000 in compensation and benefits expense, $104,000 in occupancy and equipment expense, $87,000 in advertising and promotion expense and $80,000 in other non-interest expense. The increases include costs attributable to the three new branches opened during fiscal 2005.

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

The increase in compensation and benefits expense includes a $236,000 increase in compensation costs due primarily to additional staff to support the growth in the Company's lending operations and the new branches. At June 30, 2005, we had 135 full-time equivalent employees as compared to 118 at June 30, 2004.

The Bank is a federally-chartered savings bank offering traditional financial services and products through its New York branches in Mamaroneck, Harrison, Rye Brook, New Rochelle, Peekskill, Yorktown, Somers, Cortlandt and Carmel in Westchester County and New City in Rockland County, and in Connecticut in Greenwich, Stamford, Brookfield and Bethel.

                                   * * * * * *
This press release contains certain forward-looking statements consisting of estimates with respect to the financial condition, results of operations and business of the Company and the Bank. These estimates are subject to various factors that could cause actual results to differ materially from these estimates. Such factors include (i) the effect that an adverse movement in interest rates could have on net interest income, (ii) customer preferences,
(iii) national and local economic and market conditions, (iv) higher than anticipated operating expenses and (v) a lower level of or higher cost for deposits than anticipated. The Company disclaims any obligation to publicly announce future events or developments that may affect the forward-looking statements herein.

Balance sheets, statements of income and other financial data are attached.

                                     -more-

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Sound Federal Bancorp, Inc. and Subsidiary

CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except per share data)

                                                                                              June 30,      March 31,
                                                                                                2005          2005
                                                                                            -------------- ------------
Assets
Cash and due from banks                                                                       $    10,942   $    11,512
Federal funds sold and other overnight deposits                                                    43,472        31,095
Securities:
   Available for sale, at fair value                                                              261,479       276,154
   Held to maturity, at amortized cost                                                             84,027        79,489
                                                                                              -----------   -----------
            Total securities                                                                      345,506       355,643
                                                                                              -----------   -----------
Loans, net:
  Mortgage loans                                                                                  611,471       558,662
  Other loans                                                                                       5,096         5,100
  Allowance for loan losses                                                                        (3,086)       (3,011)
                                                                                              -----------   -----------
            Total loans, net                                                                      613,481       560,751
                                                                                              -----------   -----------
 Accrued interest receivable                                                                        4,350         4,277
 Federal Home Loan Bank stock                                                                       6,385         5,738
 Premises and equipment, net                                                                        6,120         6,214
 Goodwill                                                                                          13,970        13,970
 Bank-owned life insurance                                                                         10,558        10,464
 Prepaid pension costs                                                                              3,107         3,057
 Deferred income taxes                                                                              1,526         2,236
 Other assets                                                                                       1,394         1,993
                                                                                              -----------   -----------
            Total assets                                                                      $ 1,060,811   $ 1,006,950
                                                                                              ===========   ===========
Liabilities and Stockholders' Equity
Liabilities:
  Deposits                                                                                      $ 890,191     $ 831,768
  Borrowings                                                                                       35,000        38,000
  Mortgagors' escrow funds                                                                          5,162         5,264
  Due to brokers for securities purchased                                                              --         2,513
  Accrued expenses and other liabilities                                                            2,374         2,245
                                                                                              -----------   -----------
            Total liabilities                                                                     932,727       879,790
                                                                                              -----------   -----------
Stockholders' equity:
   Preferred stock ($0.01 par value; 1,000,000 shares authorized; none issued and
     outstanding)                                                                                      --            --
   Common stock ($0.01 par value; 24,000,000 shares authorized; 13,636,170 shares issued;
      12,298,206 and 12,377,206 shares outstanding at June 30, 2005 and March 31, 2005,
      respectively)                                                                                   136           136
   Additional paid-in capital                                                                     103,973       103,728
   Treasury stock, at cost (1,337,964 and 1,258,964 shares at June 30, 2005
      and March 31, 2005, respectively)                                                           (19,360)      (18,131)
   Common stock held by Employee Stock Ownership Plan                                              (5,927)       (6,053)
   Unearned stock awards                                                                           (4,139)       (4,435)
   Retained earnings                                                                               54,911        54,638
   Accumulated other comprehensive loss, net of taxes                                              (1,510)       (2,723)
                                                                                              -----------   -----------
            Total stockholders' equity                                                            128,084       127,160
                                                                                              -----------   -----------
            Total liabilities and stockholders' equity                                        $ 1,060,811   $ 1,006,950
                                                                                              ===========   ===========

Sound Federal Bancorp, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)
                                                      For the Three Months Ended
                                                               June 30,
                                                      --------------------------
                                                          2005          2004
Interest and Dividend Income
 Loans                                                  $ 8,264       $ 6,897
 Mortgage-backed and other securities                     3,042         2,792
 Federal funds sold and other overnight deposits            181            59
 Other earning assets                                        67            21
                                                        -------       -------
 Total interest and dividend income                      11,554         9,769
                                                        -------       -------

Interest Expense
 Deposits                                                 4,668         2,941
 Borrowings                                                 361           365
 Other interest-bearing liabilities                           5             5
                                                        -------       -------
 Total interest expense                                   5,034         3,311
                                                        -------       -------

Net interest income                                       6,520         6,458
 Provision for loan losses                                   75            75
                                                        -------       -------
 Net interest income after provision for loan losses      6,445         6,383
                                                        -------       -------
Non-Interest Income
 Service charges and fees                                   275           276
 Income on bank-owned life insurance                         94            76
                                                        -------       -------
 Total non-interest income                                  369           352
                                                        -------       -------
Non-Interest Expense
 Compensation and benefits                                2,827         2,412
 Occupancy and equipment                                    737           633
 Data processing service fees                               292           300
 Advertising and promotion                                  338           251
 Other                                                      776           696
                                                        -------       -------
 Total non-interest expense                               4,970         4,292
                                                        -------       -------

 Income before income tax expense                         1,844         2,443
 Income tax expense                                         720           946
                                                        -------       -------
 Net income                                             $ 1,124       $ 1,497
                                                        =======       =======
Earnings per share:
   Basic earnings per share                             $  0.10       $  0.13
                                                        =======       =======
   Diluted earnings per share                           $  0.10       $  0.12
                                                        =======       =======

Sound Federal Bancorp, Inc. and Subsidiary

Other Financial Data
(Unaudited)
(Dollars in thousands, except per share data)

                                                                At or for the Quarter Ended
                                        ---------------------------------------------------------------------------------
                                        June 30, 2005  March 31, 2005    Dec. 31, 2004   Sept. 30, 2004     June 30, 2004
                                        ---------------------------------------------------------------------------------
Net interest income                      $    6,520       $    6,584       $    6,675       $    6,706       $    6,458
Provision for loan losses                        75               75               75               75               75
Non-interest income                             369              403              382              310              352
Non-interest expense:
   Compensation and benefits                  2,827            2,533            2,538            2,462            2,412
   Occupancy and equipment                      737              750              673              661              633
   Other non-interest expense                 1,406            1,792            1,389            1,478            1,247
                                         ----------       ----------       ----------       ----------       ----------
 Total non-interest expense                   4,970            5,075            4,600            4,601            4,292
                                         ----------       ----------       ----------       ----------       ----------
Income before income tax expense              1,844            1,837            2,382            2,340            2,443
Income tax expense                              720              722              956              909              946
                                         ----------       ----------       ----------       ----------       ----------
Net income                               $    1,124       $    1,115       $    1,426       $    1,431       $    1,497
                                         ==========       ==========       ==========       ==========       ==========
Total assets                             $1,060,811       $1,006,950       $  984,372       $  965,388       $  914,610
Loans, net                                  613,481          560,751          541,955          529,638          501,239
Mortgage-backed securities
   Available for sale                       184,491          199,746          216,133          231,986          246,850
   Held to maturity                          60,314           59,777           54,717           30,691            7,157
Other securities

   Available for sale                        76,988           76,408           79,364           84,986           85,427
   Held to maturity                          23,713           19,712           14,713           10,640            2,796
Deposits                                    890,191          831,768          802,990          789,794          746,160
Borrowings                                   35,000           38,000           38,000           38,000           38,000
Stockholders' equity                        128,084          127,160          131,134          129,439          125,016
------------------------------------------------------------------------------------------------------------------------
Performance Data:

Return on average assets (1)                   0.44%            0.46%            0.58%            0.60%            0.66%
Return on average equity (1)                   3.57%            3.51%            4.38%            4.56%            4.49%
Net interest rate spread (1)                   2.41%            2.62%            2.63%            2.71%            2.80%
Net interest margin (1)                        2.66%            2.85%            2.85%            2.94%            3.02%
Efficiency ratio (2)                          72.14%           73.61%           65.18%           65.58%           63.02%

Per Common Share Data:
Basic earnings per common share          $     0.10       $     0.10       $     0.12       $     0.12       $     0.13
Diluted earnings per common share        $     0.10       $     0.10       $     0.12       $     0.12       $     0.12

Book value per share (3)                 $    10.41       $    10.27       $    10.40       $    10.29       $     9.96
Tangible book value per share (3)        $     9.28       $     9.15       $     9.29       $     9.18       $     8.85
Dividends per share                      $    0.065       $     0.06       $     0.06       $     0.06       $     0.06
------------------------------------------------------------------------------------------------------------------------
Capital Ratios:

Equity to total assets (consolidated)         12.07%           12.63%           13.32%           13.41%           13.67%
Tier 1 leverage capital (Bank)                 9.85%           10.24%           10.37%           10.40%           10.71%
------------------------------------------------------------------------------------------------------------------------
Asset Quality Data:

Total non-performing loans               $    2,183       $      580       $      734       $      963       $    1,728
Total non-performing assets              $    2,183       $      580       $      734       $      963       $    1,728
------------------------------------------------------------------------------------------------------------------------


      (1)   Ratios are annualized.

      (2) Computed by dividing non-interest expense by the sum of net interest income and non-interest income.

      (3)   Computed based on total common shares issued, less treasury shares.